                  CONSENT TO IDENTIFICATION AS DIRECTOR NOMINEE



         The undersigned hereby consents to his identification as a director nominee of American Marine Recreation, Inc. in the within Registration Statement on Form SB-2.




                                                            /s/ James W. Traweek
                                                                James W. Traweek


boattree\misc\director.con